Exhibit 5.1

April 20, 2016

COPsync, Inc. 16415 Addison Road, Suite 300 Addison, Texas 75001

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to COPsync, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Post-Effective Amendment (the “Post-Effective Amendment”) to a registration statement on Form S-1 (as it may be amended and supplemented,  the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Post-Effective Amendment relates to the registration of an aggregate of 1,055,349 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”) that may be offered for sale from time to time by the selling securityholders named in the Registration Statement. We understand that 586,297 shares of Common Stock (the “Note Shares”) were issued pursuant to the automatic conversion of certain convertible promissory notes sold in private placement offerings that closed on July 14, 2015, July 23, 2015 and August 10, 2015 (collectively, the “Private Offerings”) and that 469,052 shares of Common Stock (the “Warrant Shares”) are issuable pursuant to the exercise of certain outstanding warrants (the “Warrants”) sold in the Private Offerings.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

In addition, we have assumed that at the time of the issuance and sale of the Warrant Shares, (a) there will not have occurred, prior to the date of the issuance of the Warrant Shares, (i) any change in law affecting the validity or enforceability of such Warrants or (ii) any amendments to the Warrants, (b) the Company is validly existing and in good standing under the law of the State of Delaware, (c) the Company has not amended its certificate of incorporation or bylaws and (d) the board of directors of the Company and any committee

April 20, 2016

thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Note Shares and Warrant Shares.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	the Note Shares have been duly and validly authorized for issuance and are validly issued, fully paid and non-assessable; and

2.
the Warrant Shares have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the laws of the State of New York and applicable provisions of the Delaware General Corporation Law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter. We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.

This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters of law.

Very truly yours,

/s/ Harter Secrest & Emery, LLP